EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS THIRD QUARTER 2020 RESULTS

●	Total contract drilling revenues were $773 million (total adjusted contract drilling revenues of $830 million), compared with $930 million in the second quarter of 2020 (total adjusted contract drilling revenues of $983 million);
●	Revenue efficiency(1) was 96.6%, compared with 97.2% in the prior quarter;
●	Operating and maintenance expense was $470 million, compared with $525 million in the prior period;
●	Net income attributable to controlling interest was $359 million, $0.51 per diluted share, compared with net loss attributable to controlling interest of $497 million, $0.81 per diluted share, in the second quarter of 2020;
●	Adjusted net loss was $69 million, $0.11 per diluted share, excluding $428 million of net favorable items. This compares with adjusted net loss of $1 million, in the previous quarter;
●	Adjusted EBITDA was $338 million, compared with adjusted EBITDA of $418 million in the prior quarter; and
●	Contract backlog was $8.2 billion as of the October 2020 Fleet Status Report.

STEINHAUSEN, Switzerland—November 2, 2020—Transocean Ltd. (NYSE: RIG) today reported a net income attributable to controlling interest of $359 million, $0.51 per diluted share, for the three months ended September 30, 2020.

Third quarter 2020 results included net favorable items of $428 million, or $0.62 per diluted share, as follows:

●	$449 million, $0.65 per diluted share, gain on restructuring and retirement of debt; and
●	$45 million, $0.07 per diluted share, related to discrete tax items.

These favorable items were partially offset by:

●	$61 million, $0.09 per diluted share, loss on disposal of assets; and
●	$5 million, $0.01 per diluted share, in restructuring costs.

After consideration of these net favorable items, third quarter 2020 adjusted net loss was $69 million, $0.11 per diluted share.

Contract drilling revenues for the three months ended September 30, 2020, decreased sequentially by $157 million, primarily due to $177 million of revenues recognized in second quarter 2020 as a result of a legal settlement agreement with a customer for performance disputes, partially offset by higher revenues from increased utilization and an additional operating day.

Additionally, a non-cash revenue reduction of $57 million, was recognized in the third quarter as a result of contract intangible amortization associated with the Songa and Ocean Rig acquisitions. This compared to $53 million in the prior quarter.

Operating and maintenance expense was $470 million, compared with $525 million in the prior quarter. The sequential decrease was the result of decreased activity, lower costs related to the COVID-19 pandemic, and lower legal fees due to the aforementioned settlement in the third quarter, partially offset by higher in-service maintenance costs across our fleet.

General and administrative expense was $45 million, in line with the second quarter of 2020.

Interest expense, net of amounts capitalized, was $145 million, compared with $153 million, in the prior quarter. Interest income was $6 million, compared with $4 million in the previous quarter.

The Effective Tax Rate(2) was (7.0)%, down from (6.8)% in the prior quarter. The decrease was primarily due to tax benefits for the carryback of net operating losses in the U.S. as a result of the Coronavirus Aid, Relief, and Economic Security Act, which included the release of valuation allowances previously recorded, settlements and expirations of uncertain tax positions, and adjustments to our deferred taxes for operating structural changes in the U.S. offset by tax expense for an increase in the withholding tax rate in Angola and an increase in pre-tax book income. The Effective Tax Rate excluding discrete items was (45.6)% compared to (15.0)% in previous quarter.

Net cash provided by operating activities were $81 million, compared to $87 million in the prior quarter.

Third quarter 2020 capital expenditures of $65 million were primarily related to our newbuild drillships under construction coupled with capital upgrades for certain rigs in our fleet. This compares with $46 million in the previous quarter.

“Despite the challenges associated with COVID-19 and an active storm season in the Gulf of Mexico, we continued to operate at a high level in the third quarter, with strong uptime performance driving revenue efficiency in excess of 96%, resulting in quarterly Adjusted Revenue of $830 million,” said Jeremy Thigpen, President and Chief Executive Officer. “Importantly, through the efficient conversion of our industry leading $8.2 billion backlog, we delivered Adjusted EBITDA Margins of 41%, which enabled us to generate $81 million in Operating Cash Flows.”

Thigpen added, “With our backlog, strong operating performance, and our recent liability management transactions, we have sufficient liquidity to continue to invest in our workforce, our assets and the development of new and differentiating technologies. As we approach the end of the year, we are growing increasingly encouraged by the contracting activity that could unfold in the second half of 2021. Our high-specification fleet and our reputation for delivering safe, reliable and efficient operations will enable us to build upon our position as the leader in ultra-deepwater and harsh environment drilling.”

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). We believe certain financial measures, such as Adjusted Contract Drilling Revenues, EBITDA, Adjusted EBITDA and Adjusted Net Income, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 38 mobile offshore drilling units consisting of 27 ultra-deepwater floaters and 11 harsh environment floaters. In addition, Transocean is constructing two ultra-deepwater drillships.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 9 a.m. EST, 3 p.m. CET, on Tuesday, November 3, 2020, to discuss the results. To participate, dial +1 334-323-0501 and refer to conference code 9072892 approximately 10 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the teleconference will be available at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the conference call will be available after 12 p.m. EST, 6 p.m. CET, on Tuesday, November 3, 2020. The replay, which will be archived for approximately 30 days, can be accessed at +1 719-457-0820, passcode 9072892 and pin 2562. The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, such as COVID-19, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2019, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)	Revenue efficiency is defined as actual contract drilling revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues, excluding revenues for contract terminations and reimbursements, the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions. See the accompanying schedule entitled “Revenue Efficiency.”

(2)	Effective Tax Rate is defined as income tax expense divided by income before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contact:

Lexington May

+1 832-587-6515

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2020	2019	2020	2019

Contract drilling revenues	$773	$784	$2,462	$2,296

Costs and expenses
Operating and maintenance	470	547	1,535	1,565
Depreciation and amortization	190	212	592	648
General and administrative	45	45	133	139
	705	804	2,260	2,352
Loss on impairment	—	(583)	(597)	(584)
Loss on disposal of assets, net	(64)	(4)	(64)	(7)
Operating income (loss)	4	(607)	(459)	(647)

Other income (expense), net
Interest income	6	11	19	33
Interest expense, net of amounts capitalized	(145)	(166)	(458)	(500)
Gain (loss) on restructuring and retirement of debt	449	(12)	396	(39)
Other, net	21	3	(23)	34
	331	(164)	(66)	(472)
Income (loss) before income tax expense	335	(771)	(525)	(1,119)
Income tax expense (benefit)	(24)	54	4	83

Net income (loss)	359	(825)	(529)	(1,202)
Net income attributable to noncontrolling interest	—	—	1	2
Net income (loss) attributable to controlling interest	$359	$(825)	$(530)	$(1,204)

Earnings (loss) per share
Basic	$0.58	$(1.35)	$(0.86)	$(1.97)
Diluted	$0.51	$(1.35)	$(0.86)	$(1.97)

Weighted-average shares outstanding
Basic	616	613	615	612
Diluted	702	613	615	612

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	September 30,	December 31,
	2020	2019

Assets
Cash and cash equivalents	$1,382	$1,790
Accounts receivable, net of allowance of $2 at September 30, 2020	699	654
Materials and supplies, net of allowance of $118 and $127 at September 30, 2020 and December 31, 2019, respectively	459	479
Restricted cash accounts and investments	448	558
Other current assets	187	159
Total current assets	3,175	3,640

Property and equipment	23,038	24,281
Less accumulated depreciation	(5,207)	(5,434)
Property and equipment, net	17,831	18,847
Contract intangible assets	450	608
Deferred income taxes, net	19	20
Other assets	997	990
Total assets	$22,472	$24,105

Liabilities and equity
Accounts payable	$214	$311
Accrued income taxes	42	64
Debt due within one year	640	568
Other current liabilities	655	781
Total current liabilities	1,551	1,724

Long-term debt	7,794	8,693
Deferred income taxes, net	294	266
Other long-term liabilities	1,430	1,555
Total long-term liabilities	9,518	10,514

Commitments and contingencies

Shares, CHF 0.10 par value, 824,648,925 authorized, 142,365,398 conditionally authorized, 639,674,414 issued and 614,861,972 outstanding at September 30, 2020, and 639,674,422 authorized, 142,365,398 conditionally
authorized, 617,970,525 issued and 611,871,374 outstanding at December 31, 2019	60	59
Additional paid-in capital	13,493	13,424
Accumulated deficit	(1,829)	(1,297)
Accumulated other comprehensive loss	(327)	(324)
Total controlling interest shareholders’ equity	11,397	11,862
Noncontrolling interest	6	5
Total equity	11,403	11,867
Total liabilities and equity	$22,472	$24,105

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine months ended
	September 30,
	2020	2019
Cash flows from operating activities
Net loss	$(529)	$(1,202)
Adjustments to reconcile to net cash provided by operating activities:
Contract intangible asset amortization	158	140
Depreciation and amortization	592	648
Share-based compensation expense	24	28
Loss on impairment	597	584
Loss on impairment of investment in unconsolidated affiliate	59	—
Loss on disposal of assets, net	64	7
(Gain) loss on restructuring and retirement of debt	(396)	39
Deferred income tax expense	28	139
Other, net	42	28
Changes in deferred revenues, net	(45)	19
Changes in deferred costs, net	10	(21)
Changes in other operating assets and liabilities, net	(484)	(216)
Net cash provided by operating activities	120	193

Cash flows from investing activities
Capital expenditures	(218)	(259)
Proceeds from disposal of assets, net	15	52
Investments in unconsolidated affiliates	(17)	(77)
Proceeds from maturities of unrestricted and restricted investments	—	123
Other, net	—	3
Net cash used in investing activities	(220)	(158)

Cash flows from financing activities
Proceeds from issuance of debt, net of discounts and issue costs	743	1,056
Repayments of debt	(1,135)	(1,189)
Other, net	(27)	(34)
Net cash used in financing activities	(419)	(167)

Net decrease in unrestricted and restricted cash and cash equivalents	(519)	(132)
Unrestricted and restricted cash and cash equivalents, beginning of period	2,349	2,589
Unrestricted and restricted cash and cash equivalents, end of period	$1,830	$2,457

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Contract Drilling Revenues (in millions)	2020	2020	2019	2020	2019
Contract drilling revenues
Ultra-deepwater floaters	$490	$636	$493	$1,654	$1,455
Harsh environment floaters	283	293	281	796	790
Deepwater floaters	—	—	—	—	7
Midwater floaters	—	1	10	12	44
Total contract drilling revenues	$773	$930	$784	$2,462	$2,296

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Average Daily Revenue (1)	2020	2020	2019	2020	2019
Ultra-deepwater floaters	$329,300	$296,500	$339,400	$319,500	$338,200
Harsh environment floaters	372,500	331,900	298,300	334,400	295,300
Midwater floaters	—	99,400	106,200	111,400	118,100
Total drilling fleet	$343,500	307,800	$314,500	$321,800	$312,000

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Utilization (2)	2020	2020	2019	2020	2019
Ultra-deepwater floaters	60%	61%	51%	61%	49%
Harsh environment floaters	75%	80%	79%	72%	78%
Midwater floaters	—%	25%	33%	37%	38%
Total drilling fleet	65%	66%	58%	64%	57%

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Revenue Efficiency (3)	2020	2020	2019	2020	2019
Ultra-deepwater floaters	97%	98%	98%	97%	99%
Harsh environment floaters	96%	97%	96%	94%	95%
Midwater floaters	—%	79%	79%	86%	102%
Total drilling fleet	97%	97%	97%	96%	98%

(1) Average daily revenue is defined as contract drilling revenues, excluding revenues for contract terminations, reimbursements and contract intangible amortization, earned per operating day. An operating day is defined as a calendar day during which a rig is contracted to earn a dayrate during the firm contract period after commencement of operations.

(2) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

(3) Revenue efficiency is defined as actual contract drilling revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues, excluding revenues for contract terminations and reimbursements, the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(In millions, except per share data)

	YTD	QTD	YTD	QTD	YTD
	09/30/20	09/30/20	06/30/20	06/30/20	03/31/20
Adjusted Net Loss
Net income (loss) attributable to controlling interest, as reported	$(530)	$359	$(889)	$(497)	$(392)
Restructuring costs	6	5	1	1	—
Loss on impairment of investment in unconsolidated affiliate	59	—	59	59	—
Loss on impairment of assets	597	—	597	430	167
Loss on disposal of assets, net	61	61	—	—	—
(Gain) loss on restructuring and retirement of debt	(396)	(449)	53	(4)	57
Discrete tax items	(54)	(45)	(9)	10	(19)
Net loss, as adjusted	$(257)	$(69)	$(188)	$(1)	$(187)

Adjusted Diluted Loss Per Share:
Diluted earnings (loss) per share, as reported	$(0.86)	$0.51	$(1.45)	$(0.81)	$(0.64)
Restructuring costs	0.01	0.01	—	—	—
Loss on impairment of investment in unconsolidated affiliate	0.10	—	0.10	0.10	—
Loss on impairment of assets	0.97	—	0.97	0.70	0.28
Loss on disposal of assets, net	0.10	0.09	—	—	—
(Gain) loss on restructuring and retirement of debt	(0.65)	(0.65)	0.09	(0.01)	0.09
Discrete tax items	(0.09)	(0.07)	(0.02)	0.02	(0.03)
Diluted loss per share, as adjusted	$(0.42)	$(0.11)	$(0.31)	$—	$(0.30)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/19	12/31/19	09/30/19	09/30/19	06/30/19	06/30/19	03/31/19
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(1,255)	$(51)	$(1,204)	$(825)	$(379)	$(208)	$(171)
Acquisition and restructuring costs	6	5	1	—	1	1	—
Gain on bargain purchase	(11)	—	(11)	—	(11)	(9)	(2)
Loss on impairment of assets	609	25	584	583	1	1	—
(Gain) loss on disposal of assets, net	5	(2)	7	6	1	2	(1)
Gain on terminated construction contracts	(132)	(132)	—	—	—	—	—
Loss on retirement of debt	41	2	39	12	27	9	18
Discrete tax items and other, net	(150)	(110)	(40)	(10)	(30)	(5)	(25)
Net loss, as adjusted	$(887)	$(263)	$(624)	$(234)	$(390)	$(209)	$(181)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(2.05)	$(0.08)	$(1.97)	$(1.35)	$(0.62)	$(0.34)	$(0.28)
Acquisition and restructuring costs	0.01	0.01	—	—	—	—	—
Gain on bargain purchase	(0.02)	—	(0.02)	—	(0.02)	(0.01)	—
Loss on impairment of assets	0.99	0.04	0.97	0.96	—	—	—
(Gain) loss on disposal of assets, net	0.01	—	0.01	0.01	—	—	—
Gain on terminated construction contracts	(0.22)	(0.22)	—	—	—	—	—
Loss on retirement of debt	0.07	—	0.06	0.02	0.05	0.01	0.03
Discrete tax items and other, net	(0.24)	(0.18)	(0.07)	(0.02)	(0.05)	—	(0.05)
Diluted loss per share, as adjusted	$(1.45)	$(0.43)	$(1.02)	$(0.38)	$(0.64)	$(0.34)	$(0.30)

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED CONTRACT DRILLING REVENUES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND RELATED MARGINS
(In millions, except percentages)

	YTD	QTD	YTD	QTD	YTD
	09/30/20	09/30/20	06/30/20	06/30/20	03/31/20

Contract drilling revenues	$2,462	$773	$1,689	$930	$759
Contract intangible amortization	158	57	101	53	48
Adjusted Contract Drilling Revenues	$2,620	$830	$1,790	$983	$807

Net income (loss)	$(529)	$359	$(888)	$(497)	$(391)
Interest expense, net of interest income	439	139	300	149	151
Income tax expense (benefit)	4	(24)	28	32	(4)
Depreciation and amortization	592	190	402	196	206
Contract intangible amortization	158	57	101	53	48
EBITDA	664	721	(57)	(67)	10

Restructuring costs	6	5	1	1	—
Loss on impairment of assets	597	—	597	429	168
Loss on disposal of assets, net	61	61	—	—	—
(Gain) loss on restructuring and retirement of debt	(396)	(449)	53	(4)	57
Loss on impairment of investment in unconsolidated affiliate	59	—	59	59	—
Adjusted EBITDA	$991	$338	$653	$418	$235

EBITDA margin	25%	87%	(3)%	(7)%	1%
Adjusted EBITDA margin	38%	41%	36%	43%	29%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/19	12/31/19	09/30/19	09/30/19	06/30/19	06/30/19	03/31/19

Contract drilling revenues	$3,088	$792	$2,296	$784	$1,512	$758	$754
Contract intangible amortization	187	47	140	48	92	47	45
Adjusted Contract Drilling Revenues	$3,275	$839	$2,436	$832	$1,604	$805	$799

Net loss	$(1,257)	$(55)	$(1,202)	$(825)	$(377)	$(206)	$(171)
Interest expense, net of interest income	617	150	467	155	312	156	156
Income tax expense (benefit)	59	(24)	83	54	29	37	(8)
Depreciation and amortization	855	207	648	212	436	219	217
Contract intangible amortization	187	47	140	48	92	47	45
EBITDA	461	325	136	(356)	492	253	239

Acquisition and restructuring costs	6	5	1	—	1	1	—
Loss on impairment of assets	609	25	584	583	1	1	—
(Gain) loss on disposal of assets, net	5	(2)	7	6	1	2	(1)
Gain on bargain purchase	(11)	—	(11)	—	(11)	(9)	(2)
Loss on retirement of debt	41	2	39	12	27	9	18
Gain on termination of construction contracts	(132)	(132)	—	—	—	—	—
Adjusted EBITDA	$979	$223	$756	$245	$511	$257	$254

EBITDA margin	14%	39%	6%	(43)%	31%	31%	30%
Adjusted EBITDA margin	30%	27%	31%	29%	32%	32%	32%

TRANSOCEAN LTD. AND SUBSIDIARIES
SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS
(In millions, except tax rates)

	Three months ended			Six months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Income (loss) before income taxes	$335	$(465)	$(771)	$(525)	$(1,119)
Acquisition and restructuring costs	5	1	—	6	1
Gain on bargain purchase	—	—	—	—	(11)
Loss on impairment of assets	—	429	583	597	584
Loss on impairment of investment in unconsolidated affiliate	—	59	—	59	—
Loss on disposal of assets, net	61	—	6	61	7
(Gain) loss on restructuring and retirement of debt	(449)	(4)	12	(396)	39
Adjusted income (loss) before income taxes	$(48)	$20	$(170)	$(198)	$(499)

Revenues recognized for the settlement of disputes	—	(157)		(157)
Adjusted loss before income taxes for determining effective tax rate	(48)	(137)		(355)

Income tax expense (benefit)	$(24)	$32	$54	$4	$83
Acquisition and restructuring costs	—	—	—	—	—
Gain on bargain purchase	—	—	—	—	—
Loss on impairment of assets	—	(1)	—	—	—
Loss on impairment of investment in unconsolidated affiliate	—	—	—	—	—
Loss on disposal of assets, net	—	—	—	—	—
(Gain) loss on restructuring and retirement of debt	—	—	—	—	—
Changes in estimates (1)	43	(8)	10	54	40
Revenues recognized for the settlement of disputes	2	(2)	—	—	—
Adjusted income tax expense (2)	$21	$21	$64	$58	$123

Effective Tax Rate (3)	(7.0)%	(6.8)%	(6.9)%	(0.8)%	(7.4)%

Effective Tax Rate, excluding discrete items (4)	(45.6)%	(15.0)%	(37.5)%	(16.4)%	(24.7)%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities, or become aware of changes in laws and other events that have an effect on our (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) The three months ended September 30, 2020 included $14 million of additional tax expense, reflecting the cumulative effect of an increase in the annual effective tax rate from the previous quarter estimate.

(3) Our effective tax rate is calculated as income tax expense divided by income before income taxes.

(4) Our effective tax rate, excluding discrete items, is calculated as income tax expense, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes related to estimating the annual effective tax rate.